Exhibit 5.2

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 f: 650.493.6811

August 28, 2024

Ekso Bionics Holdings, Inc.

101 Glacier Point, Suite A

San Rafael, California, 94901

Re:         Registration Statement on Form S‑1

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S‑1 (the “Registration Statement”), filed by Ekso Bionics Holdings, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale by the Company, as set forth in the Registration Statement and the prospectus contained therein (the “Prospectus”), of (i) up to 5,530,973 units (the “Units”), each consisting of one share of common stock, par value $0.001 per share, of the Company (each a “Share” and collectively the “Shares”), one Series A warrant to purchase one Share with an expiration date of five years from the date of issuance of such warrant (each a “Series A Warrant” and collectively the “Series A Warrants”), and one Series B warrant to purchase one Share with an expiration date that is one year from the date of issuance of such warrant (each a “Series B Warrant” and collectively the “Series B Warrants”), (ii) up to 5,530,973 pre-funded units (the “Pre-Funded Units”), each consisting of one pre-funded warrant to purchase one Share (the “Pre-Funded Warrants” and together with the Series A Warrants and the Series B Warrants, the “Warrants”), one Series A Warrant and one Series B Warrant and (iii) the Shares issuable upon exercise of the Warrants (the “Warrant Shares”). The Units, the Pre-Funded Units, the Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.” The Securities are to be sold pursuant, among other things, to an underwriting agreement in substantially the form filed under the Registration Statement (the “Underwriting Agreement”), and the Series A Warrants are to be in the form of the Series A Warrant, the Series B Warrants are to be in the form of the Series B Warrant and the Pre-Funded Warrants are to be in the form of the Pre-Funded Warrant, each in substantially the respective form filed under the Registration Statement, and we have relied upon such forms.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post‑effective amendments), will have become effective under the Act; (e) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; (f) that the Underwriting Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (g) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that, when the Warrants have been duly executed and delivered against payment therefor, pursuant to the Underwriting Agreement (assuming the due authorization, execution and delivery of the Warrants by the Company, and assuming the Shares issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)    limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally; and

(b)    the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the above‑referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and the Prospectus, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.